Exhibit G

Execution Version

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

ULTRAPETROL (BAHAMAS) LIMITED

AND

SPARROW CAPITAL INVESTMENTS LTD.

AND

SPARROW CI SUB LTD.

AND

INVERSIONES LOS AVELLANOS S.A.

AND

HAZELS (BAHAMAS) INVESTMENTS INC.

Dated as of December 12, 2012

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT, dated as of December 12, 2012, is made by and among Ultrapetrol (Bahamas) Limited, a company organized under the laws of the Bahamas (the “Company”), Sparrow Capital Investments Ltd., a company organized under the laws of the Bahamas (“NewCo”), Sparrow CI Sub Ltd., a company organized under the laws of the Bahamas (“NewCo2”), Inversiones Los Avellanos S.A., a corporation organized under the laws of Chile (“Avellanos”), Hazels (Bahamas) Investments Inc., a company organized under the laws of the Bahamas (“Hazels” and together with NewCo, NewCo2 and Avellanos, the “Stockholders” and each, a “Stockholder”).

In consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. CERTAIN DEFINITIONS.

In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any Person means any other Person which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

“Common Shares” means shares of common stock, par value $.01 per share, of the Company and any other shares into which such shares are converted pursuant to a recapitalization or reorganization.

“Company” has the meaning set forth in the introductory paragraph.

“Demand Registration” has the meaning set forth in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” has the meaning given such term in Rule 405 under the Securities Act.

“Governmental Entity” means any national, federal, state, municipal, local, territorial, foreign or other government or any department, commission, board, bureau, agency, regulatory authority or instrumentality thereof, or any court, judicial, administrative or arbitral body or public or private tribunal.

“Holder” means any Person who owns, beneficially or otherwise, Registrable Common Shares at the date of this Agreement and any transferee or successor of such Person that is a Permitted Transferee of such Holder.

“Initiating Holder” has the meaning set forth in Section 2(a) hereof.

“Permitted Transferee” means with respect to any Holder, a Person that has received Registrable Common Shares from such Holder in accordance with the terms and conditions of Articles III and IV of the Shareholders’ Agreement.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.

“Piggyback Registration” has the meaning set forth in Section 4(a) hereof.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Common Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Registrable Common Shares” means the Common Shares held by the Stockholders as of the date of this Agreement; including, without limitation, any shares which are subsequently transferred from one Holder to another after that date; provided, however, that Registrable Common Shares shall not include any Common Shares sold after the date of this Agreement by a Holder to anyone other than a Permitted Transferee of such Holder.

“Registration Expenses” has the meaning set forth in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company filed with the SEC which covers any of the Registrable Common Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders’ Agreement” means that certain Shareholders’ Agreement dated as of November 13, 2012, by and among NewCo, Inversiones Los Avellanos S.A. and Hazels (Bahamas) Investments Inc.

“Shelf Registration” has the meaning set forth in Section 3(a) hereof.

“Stockholders” has the meaning set forth in the introductory paragraph.

“Suspension Notice” has the meaning set forth in Section 6(f) hereof.

“Underwritten registration” or “underwritten offering” means a transaction in which securities of the Company are sold to underwriters on a firm commitment basis for reoffering to the public pursuant to a Registration Statement.

“Withdrawn Demand Registration” has the meaning set forth in Section 2(f) hereof.

2. DEMAND REGISTRATIONS.

(a) Right to Request Registration. For so long as any Holder (other than NewCo2) owns at least 2% of the Common Shares issued and outstanding, such Holder may request registration under the Securities Act (the “Initiating Holder”) of all or part of the Registrable Common Shares held by it (“Demand Registration”). Within 10 days after receipt of any such request for Demand Registration, the Company shall give written notice of such request to all other Holders and shall, subject to the provisions of Sections 2(c) and 2(d) hereof, include in such registration all such Registrable Common Shares with respect to which the Company has received written requests for inclusion therein within 15 days after the date of the Company’s notice. Such participation by any Holder other than the Initiating Holder shall not reduce the number of Demand Registrations allocated to such Holder under Section 2(b) hereof.

(b) Number of Demand Registrations. Subject to the provisions of Section 2(a), NewCo shall be entitled to request an aggregate of four (4) Demand Registrations and Avellanos and Hazels shall be entitled to request an aggregate of four (4) Demand Registrations; provided that Avellanos and Hazels shall only be entitled to request an aggregate of two (2) Demand Registrations for so long as NewCo remains a Stockholder; provided, further that (x) at all times when NewCo owns shares of Class A capital stock of NewCo2, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of NewCo, part of the Registrable Common Shares requested to be registered in any Demand Registration initiated by NewCo as Initiating Holder, and (y) at all times when Hazels owns shares of Class B capital stock of NewCo2 and no shares of Class A capital stock of NewCo2 are outstanding, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of Avellanos and/or Hazels, as applicable, part of the Registrable Common Shares requested to be registered in any Demand Registration initiated by Avellanos or Hazels as Initiating Holder. A registration shall not count as one of the permitted Demand Registrations (i) if the Registration Statement related to such Demand Registration fails to become effective, (ii) if the Initiating Holder requesting such registration is not able to have registered and sold eighty percent (80%) of the Registrable Common Shares requested by such Initiating Holder to be included in such registration, or (iii) in the case of a Demand Registration that would be the last permitted Demand Registration requested by such Initiating Holder hereunder, if the Initiating Holder requesting such registration is not able to have registered and sold all of the Registrable Common Shares requested to be included by such Initiating Holder in such registration.

(c) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Common Shares without the prior written consent of all Holders of Registrable Common Shares to be included in such registration (other than NewCo2), and, if such Demand Registration is an underwritten offering, without the prior written consent of the managing underwriter(s). If the managing underwriter(s) of the requested Demand Registration advise the Company in writing that in their opinion the number of shares of Registrable Common Shares proposed to be included in any such registration exceeds the number of Common Shares which can be sold in such offering without having an adverse affect on the price of the Registrable Common Shares to be sold in such offering, the Company shall include in such registration only the number of shares of Registrable Common Shares which in the opinion of such managing underwriter(s) can be sold without having the adverse effect referred to above. If the number of shares which can be sold without having the adverse effect referred to above is less than the number of shares of Registrable Common Shares proposed to be registered, the amount of Registrable Common Shares to be so sold shall be allocated among all Holders in proportion to the respective amounts of Registrable Common Shares which they have requested to be registered with respect to such Demand Registration.

(d) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within three (3) months after the termination of an offering under a previous Demand Registration or after the termination of an offering under a previous registration under which the Initiating Holder had piggyback rights pursuant to Section 4 hereof where the Initiating Holder sold fifty percent (50%) or more of the Registrable Common Shares requested to be included therein. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company’s board of directors, such postponement or withdrawal is necessary in order to avoid premature disclosure of a matter the board has determined would not be in the best interest of the Company to be disclosed at such time; provided, that in no event shall the Company withdraw a Registration Statement after such Registration Statement has been declared effective; and provided, further, that in the event described above, the Initiating Holder requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of such Initiating Holder’s permitted Demand Registrations. The Company shall provide written notice to the Initiating Holder requesting such Demand Registration of (i) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (ii) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (iii) the effectiveness of such Registration Statement. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any twelve (12)-month period.

(e) Selection of Underwriters. If any of the Registrable Common Shares covered by a Demand Registration are to be sold in an underwritten offering, the Initiating Holder shall have the right to select the managing underwriter(s) to administer the offering, subject to the approval of the Company, which shall not be unreasonably withheld.

(f) Effective Period of Demand Registrations. After any Registration Statement related to a Demand Registration filed pursuant to this Agreement has become effective, the Company shall use its commercially reasonable efforts to keep such Registration Statement effective for a period equal to one hundred eighty (180) days from the date on which the SEC declares such Registration Statement effective (or if such Registration Statement is not effective during any period within such one hundred eighty (180) days, such 180-day period shall be extended by the number of days during such period when such Registration Statement is not effective), or such shorter period which shall terminate when all of the Registrable Common Shares covered by such Registration Statement have been sold pursuant to such Registration Statement. If the Company shall withdraw any Registration Statement prior to the effectiveness thereof pursuant to Section 2(d) (a “Withdrawn Demand Registration”), the Initiating Holder of the Registrable Common Shares originally covered by such Withdrawn Demand Registration shall be entitled to a replacement Demand Registration for which (subject to the provisions of this Section 2) the Company shall use its commercially reasonable efforts to keep effective a Registration Statement for a period commencing on the effective date of such Registration Statement and ending on the earlier to occur of the date (i) which is one hundred eighty (180) days from the effective date of such Registration Statement and (ii) on which all of the Registrable Common Shares covered by such Registration Statement have been sold. Such additional Demand Registration otherwise shall be subject to all of the provisions of this Agreement.

3. SHELF REGISTRATION.

(a) When the Company is able to use Form F-3 under the Securities Act (or any successor form) for sales of Registrable Common Shares by a Holder, at the request of any Holder or Holders (other than NewCo2), the Company shall use commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of any number of Registrable Common Shares for which it receives requests in accordance with this Section 3(a) (the “Shelf Registration”); provided that (x) at all times when NewCo owns shares of Class A capital stock of NewCo2, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of NewCo, part of the Registrable Common Shares requested to be registered in any Shelf Registration requested by NewCo, and (y) at all times when Hazels owns shares of Class B capital stock of NewCo2 and no shares of Class A capital stock of NewCo2 are outstanding, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of Avellanos and/or Hazels, as applicable, part of the Registrable Common Shares requested to be registered in any Shelf Registration initiated by Avellanos or Hazels. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable and maintain the effectiveness of such Registration Statement (subject to the terms and conditions herein) for a period ending on the earlier of (i) two (2) years following the date on which such Registration Statement first becomes effective and (ii) the date on which all Registrable Common Shares covered by such Registration Statement (A) have been sold and the distribution contemplated thereby has been completed or (B) have become freely tradeable pursuant to Rule 144 without regard to volume.

(b) The Shelf Registration Statement filed pursuant to this Section 3 shall, to the extent possible under applicable law, be effected to permit sales on a continuous basis pursuant to Rule 415 under the Securities Act. Any takedown under the Shelf Registration pursuant to this Section 3 may or may not be underwritten; provided, however, that (i) the requesting Stockholder may request any underwritten takedown only be effected as a Demand Registration (in which event, unless such Demand Registration would not require representatives of the Company to meet with prospective purchasers of the Common Shares, a Demand Registration must be available thereunder and the number of Demand Registrations available to the requesting Stockholder shall be reduced by one under Section 2(b)) or (ii) Stockholders (other than NewCo2) may request an unlimited number of underwritten takedowns to be effected in accordance with the terms of Section 4. The Company shall be entitled to effect the Shelf Registration on Form F-3 or, if that form is unavailable to the Company, Form F-1 under the Securities Act.

(c) In the event of a request for a Shelf Registration pursuant to Section 3(a), the Company shall give written notice of the proposed filing of the Registration Statement in connection therewith to all Holders offering to each such Holder the opportunity to have any or all of the Registrable Common Shares held by such Holder included in such Registration Statement. Each Holder desiring to have its Registrable Common Shares registered under this Section 3(c) shall so advise the Company in writing within 15 days after the date of such notice from the Company (which request shall set forth the amount of Registrable Common Shares for which registration is requested), and, subject to the limitations in the immediately preceding sentence, the Company shall include in such Registration Statement all such Registrable Common Shares so requested to be included therein.

(d) Neither the Company nor any other holder of the Company’s securities who has registration rights (other than the Holders in accordance with this Section 3), may include its securities in any Shelf Registration effected pursuant to this Section 3.

4. PIGGYBACK REGISTRATIONS.

(a) Right to Piggyback. If at any time the Company proposes to register any of its common equity securities under the Securities Act (other than a registration statement on Form S-8 or on Form F-4 or any similar successor forms thereto), whether for its own account or otherwise (subject to the terms of this Agreement), and the registration form to be used may be used for any registration of Registrable Common Shares (a “Piggyback Registration”), the Company shall give prompt written notice (in any event within twenty (20) days after its receipt of notice of any exercise of other demand registration rights) to all Holders of its intention to effect such a registration. Such Holders shall be entitled to participate in such Piggyback Registration on a pro-rata basis; provided that (x) at all times when NewCo owns shares of Class A capital stock of NewCo2, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of NewCo, part of the Registrable Common Shares requested by NewCo to be included in any Piggyback Registration, and (y) at all times when Hazels owns shares of Class B capital stock of NewCo2 and no shares of Class A capital stock of NewCo2 are outstanding, the Registrable Common Shares held by NewCo2 may be deemed to be, at the election of Avellanos and/or Hazels, as applicable, part of the Registrable Common Shares requested by Avellanos or Hazels to be included in any Piggyback Registration. Subject to Sections 4(b) and 4(c) hereof, the Company shall include in such Registration Statement all such Registrable Common Shares requested in writing by such Holders participating in such Piggyback Registration to be included therein. All requests made to the Company for registration of Registrable Common Shares under this Section 4(a) must be made within fifteen (15) days after the date of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is a primary underwritten registration on behalf of the Company, and the managing underwriter(s) advise the Company in writing that in their opinion the number of Common Shares requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the Common Shares the Company proposes to sell, (ii) second, the Registrable Common Shares requested to be included therein by NewCo or any transferee of NewCo’s Registrable Common Shares that has become a Holder pursuant to Section 11 hereof and (iii) third, the Registrable Common Shares requested to be included therein by such other Holder or Holders as shall be permitted to participate in such Piggyback Registration, on a pro rata basis.

(c) Priority on Secondary Piggyback Registrations. If a Piggyback Registration is a secondary underwritten registration on behalf of a holder of Common Shares, and the managing underwriter(s) advise the Company in writing that in their opinion the number of Common Shares requested to be included in such registration exceeds the number which can be sold in such offering without having an adverse effect on such offering, the Company shall include in such registration (i) first, the Common Shares requested to be included therein by the holders requesting such registration, pro rata among such holders on the basis of the number of Common Shares requested to be registered by such holders, (ii) second, the Registrable Common Shares requested to be included therein by NewCo or any transferee of NewCo’s Registrable Common Shares that has become a Holder pursuant to Section 11 hereof and (iii) third, the Registrable Common Shares requested to be included therein by such other Holder or Holders as shall be permitted to participate in such Piggyback Registration, on a pro rata basis.

(d) Priority of Registration Rights. Notwithstanding any provision herein to the contrary, the parties hereto agree that any registration rights granted to any holder of Common Stock, other than a Holder, shall be at all times subject and subordinate to the rights of the Holders granted herein.

(e) Selection of Underwriters. If any Piggyback Registration is a primary underwritten offering, the Company shall have the right to select the managing underwriter(s) to administer any such offering.

(f) Other Registrations. If the Company has previously filed a Registration Statement with respect to Registrable Common Shares, and if such previous registration has not been withdrawn or abandoned, the Company shall not be obligated to cause to become effective any other registration of Common Shares under the Securities Act, whether on its own behalf or at the request of any holder or holders of such Common Shares, until a period of at least ninety (90) days has elapsed from the termination of the offering under the previous registration.

5. HOLDBACK AGREEMENTS.

The Company agrees not to effect any sale or distribution of any of its equity securities during the ten (10) days prior to and during the one hundred eighty (180) days (as such 180-day period may be extended pursuant to any lock-up agreement between the Company and the underwriter(s) managing such offering) beginning on the effective date of any underwritten Demand Registration, any underwritten Shelf Registration, any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or F-4 or any successor forms thereto), unless in any such case such underwriter(s) otherwise agree to a shorter period.

6. REGISTRATION PROCEDURES.

(a) Whenever the Holders request that any Registrable Common Shares be registered pursuant to and in accordance with this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Common Shares in accordance with the intended methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i) prepare and file with the SEC a Registration Statement with respect to such Registrable Common Shares and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter; and before filing a Registration Statement, Prospectus or Free Writing Prospectus or any amendments or supplements thereto, furnish not fewer than five (5) business days prior to the initial filing of such Registration Statement or Prospectus and with reasonable and customary periods to review for subsequent filings, and not fewer than one (1) business day prior to the filing of such Free Writing Prospectus, to the Holders of Registrable Common Shares covered by such Registration Statement and the underwriters(s), if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by such Holders, the exhibits to such Registration Statement, and such Holders shall have the opportunity to object to any information pertaining to such Holders that is contained therein and the Company will make the corrections reasonably requested by such Holders with respect to such information prior to filing any Registration Statement or amendment thereto, any Prospectus or any supplement thereto or any Free Writing Prospectus;

(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than one hundred eighty (180) days, in the case of a Demand Registration or such shorter period as is necessary to complete the distribution of the Common Shares covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all Common Shares covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

(iii) furnish to each seller of Registrable Common Shares such number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, if any) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such seller;

(iv) use its commercially reasonable efforts to register or qualify such Registrable Common Shares under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Shares owned by such seller (provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 6(a)(iv), (y) subject itself to taxation in any such jurisdiction, or (z) consent to general service of process in any such jurisdiction);

(v) notify each seller of such Registrable Common Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, taken together with any previously filed Free Writing Prospectuses, contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus or a Free Writing Prospectus, as requested by such seller, so that, as thereafter delivered to the purchasers of such Registrable Common Shares, such Prospectus, taken together with all previously filed Free Writing Prospectuses, shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(vi) in the case of an underwritten offering, enter into such customary agreements (including underwriting agreements in customary form with customary indemnification provisions) and take all such other actions as the Holders of a majority of the Registrable Common Shares being sold in such offering or the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Common Shares (including, without limitation, making members of senior management of the Company available to participate in, and cause them to cooperate with the underwriters in connection with, “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Shares)) and cause to be delivered to the underwriter(s) and the sellers, if any, opinions of outside counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the underwriter(s) may request and addressed to the underwriter(s);

(vii) make available, for inspection by any seller of Registrable Common Shares, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(viii) use its commercially reasonable efforts to cause all such Registrable Common Shares to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

(ix) if requested, cause to be delivered, immediately prior to the effectiveness of the Registration Statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Common Shares sold pursuant thereto), letters from the Company’s independent certified public accountants addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent registered public accountants within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder and the rules and regulations of the Public Company Accounting Oversight Board, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent registered public accountants delivered in connection with primary or secondary underwritten public offerings, as the case may be;

(x) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the twelve (12) months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and

(xi) promptly notify each seller of Registrable Common Shares and the underwriter(s), if any:

A. when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement, any Free Writing Prospectus related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;

B. of any comments of the SEC or of any written request by the SEC for amendments or supplements to the Registration Statement or Prospectus or any Free Writing Prospectus;

C. of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

D. of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

(b) The Company shall ensure that, (i) any Registration Statement, on the effective date thereof and (ii) any Prospectus (including any Free Writing Prospectus relating thereto, taken together), as of its issue date, conform in all respects to the requirements of the Securities Act and the rules and regulations of the SEC and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) The Company shall make available to each Holder whose Registrable Common Shares are included in a Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary Prospectus (if any) and Prospectus and each amendment or supplement thereto, each Free Writing Prospectus relating thereto, each letter written by or on behalf of the Company to the SEC or the staff of the SEC (or other Governmental Entity or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), and each item of correspondence from the SEC or the staff of the SEC (or other Governmental Entity or self-regulatory body or other body having jurisdiction, including any domestic or foreign securities exchange), in each case relating to such Registration Statement, and (ii) such number of copies of a Prospectus, including any preliminary Prospectus, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Common Shares owned by such Holder. The Company will promptly notify each Holder by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC or the staff of the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable and shall file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments. If the SEC or the staff of the SEC notifies the Company that any such Registration Statement or any amendment thereto will not be subject to review, the Company shall file an acceleration request promptly upon the written request of the Holders of a majority of the Registrable Common Shares covered by such Registration Statement.

(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file or furnish all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder within the time periods established for such reports by such rules and regulations, and take such further action as any Holders may reasonably request, all to the extent required to enable such Holders to be eligible to sell Registrable Common Shares pursuant to Rule 144 (or any similar rule then in effect).

(e) The Company may require each seller of Registrable Common Shares as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such Registrable Common Shares as the Company may from time to time reasonably request in writing.

(f) Each seller of Registrable Common Shares agrees by having its shares treated as Registrable Common Shares hereunder that, upon notice of the happening of any event as a result of which the Prospectus included in such Registration Statement, taken together with any Free Writing Prospectuses filed with respect thereto, contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Shares for a reasonable length of time not to exceed sixty (60) days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus or Free Writing Prospectus as contemplated by Section 6(c) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Shares current at the time of receipt of such notice and any such Free Writing Prospectus; provided, however, that all such postponements of sales of Registrable Common Shares by the Holders shall not exceed ninety (90) days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Shares pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus or a Free Writing Prospectus contemplated by Section 6(c). In any event, the Company shall not be entitled to deliver more than three (3) Suspension Notices in any one year.

7. REGISTRATION EXPENSES.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto and Free Writing Prospectuses relating thereto, and fees and expenses of counsel for the Company, of counsel for the underwriter(s), if any (to the extent such expenses are not paid by the underwriter(s) directly), and of all independent registered public accountants and other Persons retained by the Company and all travel and other expenses for “road show” or similar presentations (all such expenses being herein called “Registration Expenses”) (but not including any underwriting discounts or commissions attributable to the sale of Registrable Common Shares or fees and expenses of more than one counsel representing the Holders of Registrable Common Shares), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.

(b) In connection with each registration initiated hereunder (whether a Demand Registration, a Shelf Registration, or a Piggyback Registration), the Company shall reimburse the Holders covered by such registration for the reasonable fees and disbursements of one law firm chosen by the Holders of a majority of the Registrable Common Shares included in such registration.

(c) The obligation of the Company to bear the expenses described in Section 7(a) and to reimburse the Holders for the expenses described in Section 7(b) shall apply irrespective of whether, once properly demanded, if applicable, a registration or any related Registration Statement becomes effective, the registration is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of a Holder of Registrable Common Shares (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by a Holder shall be borne by such Holder.

8. INDEMNIFICATION.

(a) The Company shall indemnify, to the fullest extent permitted by law, each Holder, its officers, directors and Affiliates and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus related thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable blue sky laws, except insofar as the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus related thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act or applicable blue sky laws, except insofar as the same are made in reliance and in conformity with information relating to the underwriters furnished in writing to the Company by the underwriters expressly for use therein.

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information and certificates as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors Affiliates, and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or Free Writing Prospectus related thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information relating to such Holder furnished in writing to the Company by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders and the liability of each such Holder shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Common Shares pursuant to such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8, and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim.

(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Common Shares.

(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of any selling Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.

9. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s Common Shares on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10. RULE 144.

The Company covenants that it will file or furnish the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder within the time periods established for filing or furnishing such reports by such rules and regulations, and it will take such further action as any Holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, as such rule may be amended from time to time, to the extent required to enable such Holder to sell Registrable Common Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with the requirements of this Section 10.

11. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.

The rights to cause the Company to register securities granted hereunder may only be transferred or assigned to a Permitted Transferee to whom such Holder is transferring Registrable Common Shares (except if the Registrable Common Shares are transferred, assigned or sold under Sections 2, 3 or 4 hereof or under Rule 144 of the Securities Act then such registration rights shall not be transferred or assigned), provided that (x) the Company is given written notice by the Holder at the time of or within a reasonable time after the transfer or assignment, stating the name and address of each transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (y) no such transfer shall increase the Company’s obligations to effect registrations or pay expenses thereof, and (z) such transferee or assignee executes a joinder to this Agreement and becomes a “Holder” hereunder.

12. MISCELLANEOUS.

(a) Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter),

If to the Company:

Ultrapetrol (Bahamas) Limited

Ocean Centre, Montague Foreshore

East Bay Street

Nassau, Bahamas

Attention: Chief Executive Officer

Facsimile No.: (242) 394-8430

with a copy to:

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

Attention: Lawrence Rutkowski, Esq.

Facsimile No.: (212) 480-8421

If to NewCo or NewCo2:

Sparrow Capital Investments Ltd.

c/o GTC Corporate Services Limited

Sassoon House

Shirley St. & Victoria Ave.

P.O. Box SS-5383

Nassau, New Providence, The Bahamas

Fax: 242-328-1069

and

Sparrow CI Sub Ltd.

c/o GTC Corporate Services Limited

Sassoon House

Shirley St. & Victoria Ave.

P.O. Box SS-5383

Nassau, New Providence, The Bahamas

Fax: 242-328-1069

and

Southern Cross Latin America Private Equity Fund III, L.P.

c/o Blakes Extra Provincial Services, Inc.

Commerce Court West, Suite 2800

199 Bay Street

Toronto, Ontario M5L 1A9

Attention:

Fax: (416) 863-2653

and

Southern Cross Latin America Private Equity Fund IV, L.P.

c/o Blakes Extra Provincial Services, Inc.

Commerce Court West, Suite 2800

199 Bay Street

Toronto, Ontario M5L 1A9

Attention:

Fax: (416) 863-2653

with a copy to:

Southern Cross Group LLC

300 5th Ave So., Suite 203D

Naples, FL 34102

Attention: Ricardo Rodriguez

Fax: (203) 629-8370

Email: rrodriguez@southerncrossgroup.com

and

Chadbourne & Parke LLP

30 Rockefeller Plaza

New York, NY 10012

Attention: Morton E. Grosz

Fax: (212) 541-5369

If to Avellanos or Hazels to:

Avenida del Bosque Norte 0440

Oficina 1101

Las condes

Santiago, Chile

Attention:

Fax:

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, NY USA

10036-2787

Attention: F. Holt Goddard, Esq.

Fax: 1 (212) 354-8113

or if to another Holder, to the addresses set forth on the counterpart signature pages of this Agreement signed by such Holder. If to a transferee Holder, to the address of such Holder set forth in the transfer documentation provided to the Company or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of this Agreement be treated as being effective or having been given when delivered personally or upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by mail, at the time of its receipt.

(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(c) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent Holders of the Registrable Common Shares are intended third party beneficiaries of this Agreement.

(d) Governing Law. The laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

(e) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(a) shall be deemed effective service of process on such party.

(f) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

(h) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.

(i) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(k) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Holders of a majority of the Registrable Common Shares (as constituted on the date hereof); provided, however, that without a Holder’s prior written consent no such amendment, modification, supplement or waiver shall affect adversely such Holder’s rights hereunder in a discriminatory manner inconsistent with its adverse effects on rights of other Holders hereunder (other than as reflected by the different number of Registrable Common Shares held by such Holder); provided, further, that the consent or agreement of the Company shall be required with regard to any termination, amendment, modification or supplement of, or waivers or consents to departures from, the terms hereof, which affect the Company’s obligations hereunder. This Agreement cannot be changed, modified, discharged or terminated by oral agreement.

(l) Aggregation of Shares. All Registrable Common Shares held by or acquired by any Affiliated Persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

(m) Equitable Relief. Without limiting the remedies available, the parties hereto acknowledge that any failure by the Company to comply with its obligations under this Agreement will result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder shall have the right to obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement.

(n) Termination of Existing Agreement. Immediately upon the effectiveness of this Agreement pursuant to Section 12(g), that certain Registration Rights Agreement by and among the Company, Hazels, Avellanos and Solimar Holdings Ltd., dated as of September 21, 2006, shall be terminated and of no further force and effect.

(o) Hazels and Avellanos Deemed Acting Together. With respect to all actions taken or refrained from being taken by either Hazels or Avellanos under this Agreement, the other of such parties shall be deemed also to have taken, or refrained from taking, such action. For the avoidance of doubt, for all purposes under this Agreement, Avellanos and Hazels shall be deemed to be acting together.

[Signature Page Follows]

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

ULTRAPETROL (BAHAMAS) LIMITED

By:	/s/ Felipe Menéndez R.
Name:	Felipe Menéndez R.
Title:	President and Chief Executive Officer

SPARROW CAPITAL INVESTMENTS LTD.

By:	/s/ Ricardo Rodriguez
Name:	Ricardo Rodriguez
Title:	Director

SPARROW CI SUB LTD.

By:	/s/ Ricardo Rodriguez
Name:	Ricardo Rodriguez
Title:	Director

INVERSIONES LOS AVELLANOS S.A.

By:	/s/ Julio Menéndez R.	By:	/s/ José Antonio Sastre G.
Name: Title:	Julio Menéndez R. President	Name: Title:	José Antonio Sastre G. Director

HAZELS (BAHAMAS) INVESTMENTS INC.

By:	/s/ Julio Menéndez R.	By:	/s/ José Antonio Sastre G.
Name: Title:	Julio Menéndez R. President	Name: Title:	José Antonio Sastre G. Director

[Signature Page to Registration Rights Agreement]